                                                                   EXHIBIT 10.03


                   $20,000,000 DISCRETIONARY CREDIT FACILITY


                         DISCRETIONARY CREDIT AGREEMENT

                                  by and among

                         ARISTECH CHEMICAL CORPORATION

                             MITSUBISHI CORPORATION

                                      and

                         THE CHASE MANHATTAN BANK, N.A.

                                      and

                                 PNC BANK, N.A.


                          Dated as of January 4, 1995

                               TABLE OF CONTENTS

ARTICLE I
CERTAIN DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . .  -1-
         1.01       Certain Definitions   . . . . . . . . . . . . . .  -1-
         1.02       Construction  . . . . . . . . . . . . . . . . . .  -5-
         1.03       Accounting Principles   . . . . . . . . . . . . .  -5-

ARTICLE II
DISCRETIONARY CREDIT FACILITY   . . . . . . . . . . . . . . . . . . .  -5-
         2.01       Discretionary Credit  . . . . . . . . . . . . . .  -5-
         2.02       Bid Loan Requests   . . . . . . . . . . . . . . .  -6-
         2.03       Bidding for, Accepting and Making Bid Loans   . .  -6-
         2.04       Bid Loan Notes    . . . . . . . . . . . . . . . .  -7-
         2.05       Interest After Default    . . . . . . . . . . . .  -7-

ARTICLE III
PAYMENTS              . . . . . . . . . . . . . . . . . . . . . . . .  -7-
         3.01       Payments    . . . . . . . . . . . . . . . . . . .  -7-
         3.02       Interest Payment Dates    . . . . . . . . . . . .  -8-
         3.03       Voluntary Prepayments   . . . . . . . . . . . . .  -8-
         3.04       Additional Compensation in Certain
                    Circumstances   . . . . . . . . . . . . . . . . .  -8-

ARTICLE IV
REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . .  -9-
         4.01       Borrower's Representations and Warranties   . . .  -9-
                    (a)  Organization and Qualification   . . . . . .  -9-
                    (b)  Power and Authority    . . . . . . . . . . .  -9-
                    (c)  Validity and Binding Effect    . . . . . . .  -9-
                    (d)  No Conflict    . . . . . . . . . . . . . . .  -9-
                    (e)  Financial Statements   . . . . . . . . . . . -10-
                    (f)  Margin Stock   . . . . . . . . . . . . . . . -10-
                    (g)  Full Disclosure    . . . . . . . . . . . . . -10-
                    (h)  Consents and Approvals   . . . . . . . . . . -10-
         4.02       MC Representations and Warranties   . . . . . . . -10-
                    (a)  Organization and Qualification   . . . . . . -10-
                    (b)  Power and  Authority   . . . . . . . . . . . -10-
                    (c)  Validity and Binding Effect    . . . . . . . -10-
                    (d)  No Conflict    . . . . . . . . . . . . . . . -10-
                    (e)  Financial Statements   . . . . . . . . . . . -11-

ARTICLE V
CONDITIONS OF LENDING   . . . . . . . . . . . . . . . . . . . . . . . -11-
         5.01       Conditions to Each Bid Loan   . . . . . . . . . . -11-

ARTICLE VI
COVENANTS             . . . . . . . . . . . . . . . . . . . . . . . . -12-
         6.01       Affirmative Covenants   . . . . . . . . . . . . . -12-
                    (a)  Preservation of Existence, etc.  . . . . . . -12-
                    (b)  Keeping of Records and Books of Account    . -13-
                    (c)  Use of Proceeds    . . . . . . . . . . . . . -13-
         6.02       Negative Covenants  . . . . . . . . . . . . . . . -13-

                               TABLE OF CONTENTS

                                                                      Page
                    (a)  Liquidations, Mergers, Consolidations,
                         Sales  . . . . . . . . . . . . . . . . . . . -13-
                    (b)  Minimum Net Worth  . . . . . . . . . . . . . -13-
         6.03       Reporting Requirements    . . . . . . . . . . . . -13-
                    (a)  Quarterly Financial Statements   . . . . . . -13-
                    (b)  Annual Financial Statements    . . . . . . . -14-
                    (c)  Certificate of the Borrower    . . . . . . . -14-
                    (d)  Notice of Default    . . . . . . . . . . . . -15-
                    (e)  Other Reports and Information    . . . . . . -15-

ARTICLE VII
DEFAULT               . . . . . . . . . . . . . . . . . . . . . . . . -15-
         7.01       Events of Default   . . . . . . . . . . . . . . . -15-
         7.02       Consequences of Event of Default    . . . . . . . -17-

ARTICLE VIII
THE BANKS             . . . . . . . . . . . . . . . . . . . . . . . . -18-
         8.01       Reliance by Banks   . . . . . . . . . . . . . . . -18-
         8.02       Banks in Their Individual Capacities    . . . . . -18-
         8.03       Equalization of Banks   . . . . . . . . . . . . . -19-

ARTICLE IX
MISCELLANEOUS       -19-
         9.01       Modifications, Amendments or Waivers    . . . . . -19-
         9.02       No Implied Waivers; Cumulative Remedies:
                    Writing Required    . . . . . . . . . . . . . . . -19-
         9.03       Reimbursement and Indemnification of Banks by
                    the Borrower; Taxes   . . . . . . . . . . . . . . -19-
         9.04       Holidays    . . . . . . . . . . . . . . . . . . . -20-
         9.05       Notices   . . . . . . . . . . . . . . . . . . . . -20-
         9.06       Severability    . . . . . . . . . . . . . . . . . -21-
         9.07       Governing Law   . . . . . . . . . . . . . . . . . -21-
         9.08       Prior Understanding   . . . . . . . . . . . . . . -21-
         9.09       Duration; Survival    . . . . . . . . . . . . . . -21-
         9.10       Successors and Assigns    . . . . . . . . . . . . -22-
         9.11       Confidentiality   . . . . . . . . . . . . . . . . -22-
         9.12       Counterparts    . . . . . . . . . . . . . . . . . -23-
         9.13       Bank's Consent    . . . . . . . . . . . . . . . . -23-
         9.14       Exceptions    . . . . . . . . . . . . . . . . . . -23-
         9.15       Consent to Forum; Waiver of Jury Trial    . . . . -23-
         9.16       MC Guaranty   . . . . . . . . . . . . . . . . . . -23-


                                      (ii)

                               TABLE OF CONTENTS

                               EXHIBITS                            Page

EXHIBIT 1.01(A)    - Form of Bid Loan Note
EXHIBIT 2.03       - Form of Bid Loan Acceptance with
                             Certification
EXHIBIT 5.01(c)(1) - Form of Opinion of Borrower's Counsel
EXHIBIT 5.01(c)(2) - Form of Opinion of MC Counsel
EXHIBIT 6.03       - Form of Compliance Certificate


                                     (iii)

                         DISCRETIONARY CREDIT AGREEMENT

                 THIS DISCRETIONARY CREDIT AGREEMENT is dated as of January 4, 1995, and is made by and among ARISTECH CHEMICAL CORPORATION, a Delaware corporation (the "Borrower"), MITSUBISHI CORPORATION, a Japanese corporation ("MC") and THE CHASE MANHATTAN BANK, N.A., and PNC BANK, N.A. (collectively "the Banks" and individually a "Bank").

                                  WITNESSETH:

                 WHEREAS, the Borrower desires to be able to request the Banks to consider extending loans to the Borrower in an amount not to exceed an aggregate of $20,000,000; and

                 WHEREAS, if either or both of the Banks in their sole discretion in response to a specific request of Borrower bid to provide loans to the Borrower and the Borrower accepts such bid, any such loans are made subject to the terms and conditions hereinafter set forth.

                 NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

         1.01 Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                          Agreement shall mean this Discretionary Credit
Agreement as the same may be supplemented or amended from time to time including all schedules and exhibits hereto.

                          Authorized Officer shall mean those persons
designated by written notice to the Banks from the Borrower, authorized to execute notices, reports and other documents required hereunder. The Borrower may amend such list of persons from time to time by giving written notice of such amendment to the Banks.

                          Banks shall mean The Chase Manhattan Bank, N.A. and
PNC Bank, N.A., and their respective successors and assigns, each of which is referred to herein as a Bank.

                          Base Rate shall mean the greater of (i) the interest
rate per annum announced from time to time by a Bank at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the

Banks, or (ii) the Federal Funds Effective Rate plus one-half of one percent (1/2%) per annum.

                          Bid shall have the meaning assigned to such term in
Section 2.03(i).

                          Bid Loan Aggregate Limit shall have the meaning
assigned to such term in Section 2.02.

                          Bid Loan Borrowing Date shall mean, with respect to
any Bid Loan, the date for the making thereof which shall be a Business Day.

                          Bid Loan Notes shall mean collectively and Bid Loan
Note shall mean separately all of the Bid Loan Notes of the Borrower in the form of Exhibit 1.01(A) evidencing the Bid Loans together with all amendments, extensions, renewals, replacements, refinancings or refunds thereof in whole or in part.

                          Bid Loan Period shall have the meaning assigned to
such term in Section 2.02.

                          Bid Loan Request shall have the meaning assigned to
such term in Section 2.02.

                          Bid Loans shall mean collectively and Bid Loan shall
mean separately all of the Bid Loans or any Bid Loan made by any of the Banks to the Borrower pursuant to Sections 2.03.

                          Borrower shall mean Aristech Chemical Corporation, a
corporation organized and existing under the laws of the State of Delaware.

                          Business Day shall mean a day on which commercial
banks are open for business in Pittsburgh, Pennsylvania, and New York City, New York.

                          Consolidated Net Worth shall mean as of any date of
determination total stockholders' equity of the Borrower and its Subsidiaries as of such date determined and consolidated in accordance with GAAP.

                          Dollar, Dollars, U.S. Dollars and the symbol $ shall
mean lawful money of the United States of America.

                          Event of Default shall mean any of the Events of
Default described in Section 7.01 of this Agreement.

                          Expiration Date shall mean January 3, 1996.

                          Federal Funds Effective Rate shall mean the rate per
annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day of which such rate was announced.

                          GAAP shall mean generally accepted accounting
principles as are in effect from time to time, subject to the provisions of
Section 1.03 hereof, and applied on a consistent basis (except for changes in application in which the Borrower's independent certified public accountants concur) both as to classification of items and amounts.

                          Guaranty of any person shall mean any obligation of
such person guaranteeing or in effect guaranteeing any liability or obligation of any other person in any manner, whether directly or indirectly, including, without limiting the generality of the foregoing, any agreement to indemnify or hold harmless any other person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

                          Indebtedness shall mean as to any person at any time,
any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) any other transaction (including without limitation forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (v) any Guaranty of Indebtedness for borrowed money.

                          Law shall mean any law (including common law),
constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Official Body.

                          Loan Documents shall mean this Agreement, the Bid
Loan Notes, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

                          Loan Party shall mean the Borrower.

                          Loans shall mean collectively and Loan shall mean
separately all Bid Loans.

                          Material Adverse Change shall mean any set of
circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Documents, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or prospects of MC or of Borrower and Borrower's Subsidiaries taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of MC or of Borrower and Borrower's Subsidiaries taken as a whole to duly and punctually pay or perform its Indebtedness, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Banks or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

                          Notes shall mean the Bid Loan Notes.

                          Official Body shall mean any national, federal,
state, local or other government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                          Person shall mean any individual, corporation,
partnership, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                          Potential Default shall mean any event or condition
which with notice, passage of time or a determination by the Banks, or any combination of the foregoing, would constitute an Event of Default.

                          Principal Office shall mean the main banking office
of a Bank.

                          Regulation U shall mean Regulation U, T, G or X as
promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                          Subsidiary of any person at any time shall mean (i)
any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such person or one or more of such person's Subsidiaries, or any partnership of which such person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such person or one or more of such person's Subsidiaries, and (ii) any corporation, trust, partnership or other entity which is controlled or capable of being controlled by such person or one or more of such person's Subsidiaries.

                 1.02 Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole, "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation." The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

                 1.03 Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

                                   ARTICLE II
                         DISCRETIONARY CREDIT FACILITY

                 2.01 Discretionary Credit. The Borrower acknowledges that this is not a committed line of credit and that neither Bank has any obligation to make any loan to Borrower or if a Bid Loan is made, to extend or renew any such Bid Loan.

                 2.02 Bid Loan Requests. Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request that the Banks bid to make loans (collectively "Bid Loans" and singularly a "Bid Loan") by telephonic inquiry to the Banks not later than 11:00 A.M. Pittsburgh time on the proposed Bid Loan Borrowing Date (each, a "Bid Loan Request"), it being understood that the Banks may rely on the authority of any individual making such a telephonic request without the necessity of receipt of any written confirmation. Each Bid Loan Request shall specify the proposed Bid Loan Borrowing Date, the term of the proposed Bid Loan (the "Bid Loan Period") which may be no less than 1 day and no longer than 90 days and the maximum principal amount (the "Requested Amount") of such Bid Loan, which shall be not less than $50,000 and shall be an integral multiple of $50,000. After giving effect to such Bid Loan and any other Bid Loan made on or before the Bid Loan Borrowing Date, the aggregate amount of the Bid loans of all Banks outstanding shall not exceed $20,000,000 (the "Bid Loan Aggregate Limit").

                 2.03     Bidding for, Accepting and Making Bid Loans.

                          (i)     Bidding.  Each Bank in its sole and
unfettered discretion in response to a Bid Loan Request may either decline to bid or determine to submit a bid. If a Bank submits a bid (the "Bid") to the Borrower, the Bank shall bid no later than 12:00 p.m. on the proposed Bid Loan Borrowing Date, the Bid shall specify: (A) the principal amount of proposed Bid Loans offered by such Bank (the "Offered Amount") which (i) may be less than, but shall not exceed, the Requested Amount and (ii) shall be at least $50,000 and shall be an integral multiple of $50,000, and (B) the interest rate applicable to such proposed Bid Loan which rate shall be affixed throughout the Loan Period, shall be based on a year of 360 days.

                          (ii)  Accepting Bids.  The Borrower shall irrevocably
accept or reject Bids by notifying each Bank which submitted a Bid of such acceptance or rejection by telephone on or before 12:15 P.M. Pittsburgh time on the Bid Loan Borrowing Date (the Borrower's acceptance of a Bid shall be immediately confirmed by Borrower in writing by letter, facsimile or telex substantially in the form of Exhibit 2.03 hereto delivered to each Bank whose Bid was accepted, and the Borrower shall immediately notify by letter, facsimile or telex each Bank of the aggregate outstanding Bid Loans after giving effect to the accepted Bid or Bids). If the borrower elects to accept any Bids, its acceptance must meet the following conditions: (1) the total amount which Borrower accepts from all Banks must exceed $50,000 and be in integral multiples of $50,000 and may not exceed the Requested Amount; (2) the Borrower must accept Bids based solely on the cost to the Borrower of each Bid (interest rate together with any transaction costs which would be incurred) in ascending order of the cost of such Bids; (3) the Borrower may not borrow Bid Loans from any Bank on the Bid Loan Borrowing Date in an amount exceeding such Bank's Offered Amount; and (4) if each Bank submits a Bid at the same interest rate, the Borrower in its discretion may accept either Bid or partially accept both Bids.

                          (iii)  Funding Bid Loans.  Each Bank whose Bid or
portion thereof is accepted shall make such Bid Loan by making funds available to the Borrower on or before 2:00 P.M. on the Bid Loan Borrowing Date.

                          (iv)  Several Obligations.  The Obligations of the
Banks to make Bid Loans after their Bids have been accepted are several. No Bank shall be responsible for the failure of any other Bank to make any Bid Loan following an accepted Bid.

                 2.04 Bid Loan Notes. The obligation of the Borrower to repay the aggregate unpaid principal amount of the Bid Loans made to it by each Bank, together with interest thereon, shall be evidenced by a Bid Loan Note dated as of the Closing Date payable to the order of such Bank in a face amount equal to $20,000,000.

                 2.05 Interest After Default. To the extent permitted by Law, upon the occurrence and during the continuation of an Event of Default, any principal, interest, fee or other amount payable hereunder to a Bank shall bear interest for each day thereafter until paid in full (before and after judgment) at a rate per annum which shall be equal to two hundred (200) basis points (2% per annum) above the Base Rate of such Bank. The Borrower acknowledges that such increased interest rate reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk.

                                  ARTICLE III
                                    PAYMENTS

                 3.01 Payments. All payments and prepayments to be made in respect of principal, interest, or other amounts due from the Borrower hereunder shall be payable prior to 11:00 A.M. (Pittsburgh time) on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without setoff, counterclaim or other deduction or withholding of any nature whether for taxes or otherwise, and an action therefor shall immediately accrue. Such payments shall be made to each Bank at its Principal Office in U.S. Dollars and in immediately available funds. Each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Bid Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

                 3.02 Interest Payment Dates. Interest on each Bid Loan shall be due and payable in arrears on the first Business Day of each month and on the Expiration Date or upon acceleration of the Bid Loan Notes.

                 3.03 Voluntary Prepayments.

                          (a)     The Borrower shall have the right at its
option from time to time to prepay the Bid Loans in whole or part without premium or penalty (except as provided in subsection (b) below or in Section
3.04 hereof):

                          (b)     Whenever the Borrower desires to prepay any
part of the Loans, it shall provide a prepayment notice to each Bank at least one (1) Business Day prior to the date of prepayment of Loans setting forth the date, which shall be a Business Day, on which the proposed prepayment is to be made and the amount of the prepayment.

                          (c)     All prepayment notices shall be irrevocable.
The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made.

                 3.04 Additional Compensation in Certain Circumstances. The Borrower shall indemnify each Bank against all liabilities, losses or expenses (including loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Bid Loans which such Bank sustains or incurs as a consequence of any

                          (i)  payment or prepayment of any Bid Loan on a day
other than the last day of the corresponding Bid Loan Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                          (ii)  attempt by the Borrower to revoke (expressly,
by later inconsistent notices or otherwise) in whole or part any notice relating to Bid Loan Requests under Section 2.02 or prepayments under Section 3.03, or

                          (iii)  default by the Borrower in the performance or
observance of any covenant or condition contained in this Agreement or any other Loan Document, including without limitation any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, or any other amount due hereunder.

                 If any Bank sustains or incurs any such loss or expense it shall from time to time notify the Borrower of the amount determined in good faith by such Bank (which determination shall be conclusive absent manifest error and may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                 4.01 Borrower's Representations and Warranties. The Borrower represents and warrants to the Banks and each of the Banks as follows:

                          (a) Organization and Qualification. The Borrower and
each Subsidiary is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct and is duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, except for licensing or qualifications in jurisdictions in which the borrower or any Subsidiary does not have significant operations, assets, businesses or properties.

                          (b) Power and Authority. The Borrower has full power
to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its obligations under the Loan Documents to which it is a party and all such actions have been duly authorized by all necessary proceedings on its part.

                          (c) Validity and Binding Effect. This Agreement has
been and each other Loan Document, when duly executed and delivered by the Borrower, will have been duly and validly executed and delivered by the Borrower. This Agreement and the other Loan Documents when delivered by the Borrower pursuant to the provisions hereof will constitute, legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except to the extent that enforceability of any of the foregoing Loan Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

                          (d) No Conflict. Neither the execution and delivery
of this Agreement or the other Loan Documents by the Borrower nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, by-laws or other organizational documents of the Borrower or (ii) or any Law or of any material agreement or instrument or order, writ, judgment, injunction or decree to which the Borrower is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of the Borrower.

                          (e)     Financial Statements.

                                  (A)  Historical Statements.  The Borrower has
delivered to the Banks copies of its audited consolidated year- end financial statements for and as of the end of the fiscal year ended December 31, 1993 (the "Annual Statements"). In addition, the Borrower has delivered to the Banks copies of its unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended September 30, 1994 (the "Interim Statements") (the Annual and Interim Statements being collectively referred to as the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by the Borrower's management, are correct and complete and fairly represent the consolidated financial condition of the Borrower and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the Interim Statements) to normal year-end audit adjustments.

                                  (B)  Accuracy of Financial Statements.
Neither the Borrower nor any Subsidiary has any material liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Annual Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower or any Subsidiary which may cause a Material Adverse Change. Since December 31, 1993, no Material Adverse Change has occurred.

                          (f)     Margin Stock.  No part of the proceeds of any
Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. Neither the Borrower nor any Subsidiary holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of the Borrower or any Subsidiary are or will be represented by margin stock.

                          (g)     Full Disclosure.  Neither this Agreement nor
any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Banks or any Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.

                          (h)     Consents and Approvals.  No consent,
approval, exemption, order or authorization of, or a registration or filing with any Official Body or any other person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by the Borrower.

                 4.02 MC Representations and Warranties. MC represents and warrants to the Banks and each of the Banks as follows:

                          (a)     Organization and Qualification.  MC is a
corporation, duly organized, validly existing and in good standing under the laws of Japan.

                          (b)     Power and Authority.  MC has full power to
enter into, execute, deliver and carry out this Agreement and to perform its obligations under this Agreement and all such actions have been duly authorized by all necessary proceedings on its part.

                          (c)     Validity and Binding Effect.  This Agreement
has been duly executed and delivered by MC. This Agreement constitutes legal, valid and binding obligations of MC enforceable against MC in accordance with its respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

                          (d)     No Conflict.  Neither the execution and
delivery of this Agreement nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, by-laws or other organizational documents of MC or (ii) of any Law to which MC is subject.

                          (e)     Financial Statements.

                                  (A)  Historical Statements.  MC has delivered
to the Bank copies of its audited consolidated year-end financial statements for and as of the end of its fiscal year ended March 31, 1994 "the "MC Statements"). The MC Statements were compiled from the books and records maintained by the MC's management, are correct and complete and fairly represent the consolidated financial condition of MC and its Subsidiaries as of their date and the results of operations for the fiscal periods then ended and have been prepared in accordance with accounting principles applicable to corporations doing business in Japan consistently applied, subject to normal year-end audit adjustments.

                                  (B)  Accuracy of Financial Statements.
Neither MC nor any Subsidiary of MC has any material liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the MC Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of MC or any subsidiary of MC which may cause a Material Adverse Change. Since March 31, 1994, no Material Adverse Change has occurred.

                                   ARTICLE V
                             CONDITIONS OF LENDING

                 5.01 Conditions to Each Bid Loan. The obligation of each Bank which has made a Bid that has been accepted by the Borrower to make the related Bid Loan hereunder is subject to the performance by the Borrower of its obligations to be performed hereunder at or prior to the making of any such Bid Loan and to the satisfaction of the following further conditions:

                          (a)     The representations and warranties of the
Borrower and MC contained in Article IV hereof shall be true and accurate on and as of the date of such Bid Loan with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Borrower shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default under this Agreement shall have occurred and be continuing or shall exist; and the Bid Loan Request shall be accompanied by a certificate of the Borrower, dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower, to each such effect;

                          (b)     There shall have been delivered to the Banks
for the benefit of each Bank a certificate dated the date hereof and signed by the Secretary or an Assistant Secretary of the Borrower, certifying as appropriate as to:

                                  (i)      all action taken by the Borrower in
connection with this Agreement and the other Loan Documents;

                                  (ii)  the names of the officer or officers
authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and, in the case of the Borrower, specifying the Authorized Officers permitted to act on behalf of the Borrower for purposes of this Agreement and the true signatures of such officers, on which the Banks and each Bank may conclusively rely; and

                                  (iii)  the copies of its organizational
documents, including its certificate of incorporation and bylaws previously delivered to the banks remain in effect on the date hereof.

                          (c)     There shall be delivered to the Banks for the
benefit of each Bank a written opinion of the General Counsel for the Borrower in the form of Exhibit 5.01(c)(1) hereto and Mr. Mashade Ide, counsel for MC in the form of Exhibit 5.01(c)(2), each dated the date hereof.

                          (d)     The Borrower shall have paid or cause to be
paid to the Banks for itself and for the account of the Banks to the extent not previously paid all costs and expenses for which the Banks are entitled to be reimbursed.

                          (e)     The making of such Bid Loan when aggregated
with all other outstanding Bid Loans shall not exceed the Bid Loan Aggregate Limit.

                                   ARTICLE VI
                                   COVENANTS

                 6.01 Affirmative Covenants. The Borrower covenants and agrees that until payment in full of the Bid Loans and interest thereon, satisfaction of all of the Borrower's other obligations hereunder and termination of this Agreement, the Borrower shall comply at all times with the following affirmative covenants:

                          (a)  Preservation of Existence, etc.  The Borrower
and MC shall each maintain its corporate existence and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary.

                          (b)  Keeping of Records and Books of Account.  The
Borrower shall, and shall cause each Subsidiary to, maintain and keep proper books of record and account which enable the Borrower and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over the Borrower or any Subsidiary, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

                          (c)  Use of Proceeds.  The Borrower will use the
proceeds of the Bid Loans only for lawful purposes and such uses shall not contravene any applicable Law or any other provision hereof.

                 6.02 Negative Covenants. The Borrower covenants and agrees that until payment in full of the Bid Loans and interest thereon, satisfaction of all of the Borrower's other obligations hereunder and termination of this Agreement, the Borrower shall comply with the following negative covenants:

                          (a)  Liquidations, Mergers, Consolidations, Sales.
The Borrower shall not dissolve, liquidate or wind-up its affairs. The Borrower shall not become a party to any merger or consolidation unless it has delivered at least 91 days prior notice thereof to the Banks.

                          (b)  Minimum Net Worth.  The Borrower shall not
permit its Consolidated Net Worth to be less than $1.00.

                 6.03 Reporting Requirements. The Borrower covenants and agrees that until payment in full of the Bid Loans and interest thereon, satisfaction of all of the Borrower's other obligations hereunder and termination of this Agreement, the Borrower will furnish to a Bank upon request therefor of such Bank:

                          (a)  Quarterly Financial Statements.  As soon as
available and in any event within forty-five (45) calendar days after the end of each fiscal quarter in each fiscal year of Borrower, financial statements of the Borrower, consisting of a balance sheet as of the end of such fiscal quarter and related statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President or Chief Financial Official of the Borrower, as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

                          (b)  Annual Financial Statements.  As soon as
available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, annual financial statements of the Borrower described below and as soon as available and in any event within 150 days after the end of each fiscal year of MC the annual financial statements of MC described below. The annual financial statements of Borrower and MC shall consist of a balance sheet as of the end of such fiscal year, and related statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing in the case of Borrower and internationally recognized standing in the case of MC, in each case satisfactory to the Banks. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of the Borrower or MC under any of the Loan Documents. The annual financial statements of Borrower shall be accompanied by a letter of Borrower's accountants substantially to the effect that, based upon their ordinary and customary examination of the affairs of the Borrower, as applicable, performed in connection with the preparation of such consolidated financial statements, and in accordance with generally accepted auditing standards, they are not aware of the existence of any condition or event which constitutes an Event of Default or Potential Default or, if they are aware of such condition or event, stating the nature thereof and confirming the Borrower's calculations with respect to the certificate to be delivered pursuant to Section 6.03(d) hereof with respect to such financial statements.

                          (c)  Certificate of the Borrower.  Concurrently with
any financial statements of the Borrower furnished to the Banks pursuant to Sections 6.03(a) and 6.03(b) hereof, a certificate of the Borrower signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower, in the form of Exhibit 6.03 hereto, to the effect that (i) the representations and warranties of the Borrower contained in Article IV hereof are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time) and the Borrower has performed and complied with all covenants and conditions hereof, (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of the financial statements with Section 6.02(b) hereof.

                          (d)  Notice of Default.  Promptly after any officer
of the Borrower has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of the Borrower setting forth the details of such Event of Default or Potential Default and the action which the Borrower proposes to take with respect thereto.

                          (e)  Other Reports and Information.  Within 10
Business Days after the entry of any final judgment or orders for the payment of money in excess of $5,000,000 in the aggregate against the Borrower by a court having jurisdiction in the premises which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry, notice of the amount, court and parties to such proceeding shall be given by the Borrower to the Banks. Promptly upon their becoming available to the Borrower such other reports and information as the Banks may from time to time reasonably request.

                                  ARTICLE VII
                                    DEFAULT

                 7.01 Events of Default. An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

                          (a)  The Borrower shall fail to pay any principal of
any Bid Loan or shall fail to pay any interest on any Bid Loan or any other amount owing hereunder or under the other Loan Documents after such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;

                          (b)  Any representation or warranty made at any time
by the Borrower herein or by the Borrower in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

                          (c)  The Borrower shall default in the observance or
performance of any covenant contained in Section 6.01 or Section 6.02 hereof;

                          (d)  A default or event of default shall occur at any
time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which the Borrower or any Subsidiary may be obligated as borrower or guarantor in excess of $10,000,000 in the aggregate, or under which MC is obligated as borrower or with respect to which MC defaults on its obligations as a guarantor in either instance in excess of $100,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

                          (e)  Any of the Loan Documents shall cease to be
legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

                          (f)  The Borrower or MC ceases to be solvent or
admits in writing its inability to pay its debts as they mature;

                          (g)  A proceeding shall have been instituted in a
court having jurisdiction in the premises seeking a decree or order for relief in respect of the Borrower or MC in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of the Borrower or MC for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

                          (h)  The Borrower or MC shall commence a voluntary
case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

                 7.02  Consequences of Event of Default.

                          (a)  If an Event of Default specified under
subsections (a) through (f) of Section 7.01 hereof shall occur and be continuing, the Banks shall be under no further obligation to make a Bid Loan for any accepted Bids hereunder and each Bank (i) by written notice to the Borrower, declare the unpaid principal amount of its Bid Loan Note then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to such Bank hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to such Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived; and

                          (b)  If an Event of Default specified under
subsections (g) or (h) of Section 7.01 hereof shall occur, the Banks shall be under no further obligations to make a Bid Loan for any accepted Bids hereunder and the unpaid principal amount of the Bid Loan Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

                          (c)  If an Event of Default shall occur and be
continuing, any Bank to whom any obligation is owed by the Borrower hereunder or under any other Loan Document and any branch, subsidiary or affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to the Borrower, to set-off against and apply to the then unpaid balance of all the Bid Loans and all other obligations of the Borrower hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower by such Bank or by such branch, subsidiary or affiliate, including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, subsidiary or affiliate. Such right shall exist whether or not any Bank or the Banks shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower is or are matured or unmatured and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to any Bank or the Banks; and

                          (d)  If an Event of Default shall occur and be
continuing, and whether or not the Banks shall have accelerated the maturity of Bid Loans of the Borrower pursuant to any of the foregoing provisions of this
Section 7.02, any Bank, if owed any amount with respect to the Notes, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the Bid Notes, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Banks or such Bank; and

                          (e)  From and after the date on which a Bank has
taken any action pursuant to this Section 7.02 and until all obligations of the Borrower have been paid in full, any and all proceeds received by a Bank from the exercise of any remedy by a Bank, shall be applied as follows:

                                  (i)  first, to reimburse the Banks for
out-of-pocket costs, expenses and disbursements, including without limitation reasonable attorneys' fees and legal expenses, incurred by the Banks in connection with collection of any obligations of the Borrower under any of the Loan Documents;

                                  (ii)  second, to the repayment of all
Indebtedness then due and unpaid of the Borrower to the Banks incurred under this Agreement or any of the Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Banks may determine in its discretion; and

                                  (iii)  the balance, if any, as required by
Law.

                                  ARTICLE VIII
                                   THE BANKS

                 8.01 Reliance by Banks. A Bank shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons of the Borrower.

                 8.02 Banks in Their Individual Capacities. Each of the Banks and their respective affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, the Borrower and its affiliates, as though such Bank were not a Bank hereunder.

                 8.03 Equalization of Banks. The Banks agree among themselves that, with respect to all amounts received by any Bank for application on any obligation hereunder or under any Bid Loan Note or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source or pursuant to the guaranty set forth in Section 9.16 hereof, equitable adjustment will be made so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments under the Bid Loan Notes, except as otherwise provided in Section 3.04(a) hereof.

                                   ARTICLE IX
                                 MISCELLANEOUS

                 9.01 Modifications, Amendments or Waivers. With the written consent of the Banks, the Borrower and MC may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Borrower hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the obligations of the Borrower hereunder or thereunder; except that with respect to any waiver or consent regarding the terms of any particular Bid Loan, only the consent of the Bank which made such Bid Loan need be obtained.

                 9.02 No Implied Waivers; Cumulative Remedies; Writing Required. No course of dealing and no delay or failure of any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

                 9.03 Reimbursement and Indemnification of Banks by the Borrower; Taxes. The Borrower agrees unconditionally upon demand to pay or reimburse to each Bank and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel for each Bank except with respect to (a) and (b) below), incurred by such Bank (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout, restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by such Bank hereunder or thereunder, provided that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements
(A) if the same results from such Bank's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense, or
(C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower. The Banks will attempt to minimize the fees and expenses of legal counsel for the Banks which are subject to reimbursement by the Borrower hereunder by considering the usage of one law firm to represent the Banks if appropriate under the circumstances. The Borrower agrees unconditionally to save the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

                 9.04 Holidays. Whenever any payment or action to be made or taken hereunder shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day.

                 9.05 Notices. All notices, requests, demands, directions and other communications (collectively "notices") given to or made upon any party hereto under the provisions of this Agreement shall be by telephone or in writing (including telex or facsimile communication) unless otherwise expressly permitted hereunder and shall be delivered or sent by telex or facsimile to the respective parties at the addresses and numbers set forth under their respective names on the signature pages hereof or in accordance with any subsequent unrevoked written direction from any party to the others. All notices shall, except as otherwise expressly herein provided, be effective (a) in the case of telex or facsimile, when received, (b) in the case of hand-delivered notice, when hand delivered, (c) in the case of telephone, when telephoned, provided, however, that in order to be effective, telephonic notices must be confirmed in writing no later than the next day by letter, facsimile or telex, (d) if given by mail, four (4) days after such communication is deposited in the mails with first class postage prepaid, return receipt requested, and (e) if given by any other means (including by air courier), when delivered; PROVIDED, that notices to the Banks shall not be effective until received. Any Bank giving any notice to the Borrower shall simultaneously send a copy thereof to the Banks, and the Banks shall promptly notify the other Banks of the receipt by it of any such notice.

                 9.06 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                 9.07 Governing Law. This Agreement shall be deemed to be a contract under the laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to its conflict of laws principles.

                 9.08 Prior Understanding. This Agreement supersedes all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

                 9.09 Duration; Survival. All representations and warranties of the Borrower and MC contained herein or made in connection herewith shall survive the making of Bid Loans and shall not be waived by the execution and delivery of this Agreement, any investigation by the Banks, the making of Bid Loans, or payment in full of the Bid Loans. All covenants and agreements of the Borrower contained in Sections 6.01, 6.02 and 6.03 herein shall continue in full force and effect from and after the date hereof until termination of this Agreement and payment of all sums due hereunder. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Article V and Section 9.03 hereof, shall survive payment in full of the Bid Loans and termination of this Agreement. The Guaranty Agreement shall terminate upon indefeasible payment in full to the Banks of all sums due the Banks under the Agreement (including payment by MC of any sums previously paid but received by the Borrower from the banks pursuant to Section 547 or Section 548 of the United States Bankruptcy Code, 11 U.S.C. Section 547 and 548, or other Laws).

                 9.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Banks, the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights and obligations hereunder or any interest herein. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of any particular Bid Loan made by it to one or more banks or other entities, subject prior to a Default or Event of Default to the consent of the Borrower with respect to any assignee, such consent not to be unreasonably withheld. Upon delivery of a copy of the assignment agreement to Borrower, an assignee of a particular Bid Loan shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder and made that particular Bid Loan. In the case of a participation, the participant shall only have the rights specified in Section 7.02(c) (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights and all amounts payable by Borrower or MC hereunder or thereunder shall be determined as if such Bank had not sold such participation. Each Bank may furnish any publicly available information concerning Borrower and MC and any other information concerning Borrower and MC in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants) provided such assignees and participants first agree in writing to be bound by the provisions of Section 9.11 hereof.

                 9.11 Confidentiality. The Banks each agree to keep confidential all information obtained from the Borrower which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such persons to maintain the confidentiality, (ii) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iii) to assignees and participants as contemplated by Section 9.10, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not subject to confidentiality restrictions, or (v) the Borrower shall have consented to such disclosure.

                 9.12 Counterparts. This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

                 9.13 Bank's Consent. Whenever any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, the Banks and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

                 9.14 Exceptions. The representations, warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

                 9.15 Consent to Forum; Waiver of Jury Trial. The Borrower and MC each hereby irrevocably consents to the nonexclusive jurisdiction of the state and federal courts, located in New York City, New York, and waives personal service of any and all process upon it and consents that all such service of process be made by certified or registered mail directed to the Borrower at the addresses provided for in Section 11.06 hereof and service so made shall be deemed to be completed upon actual receipt thereof. Each of the Borrower and MC waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue. The Borrower, MC and the Banks hereby waive trial by jury in any action, suit, proceeding or counterclaim of any kind arising out of or related to this Agreement, any other Loan Document or the Collateral to the full extent permitted by Law.

   9.16  MC Guaranty.  MC hereby absolutely, unconditionally and irrevocably

                          (a)  guarantees and becomes surety for the full and
punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all obligations of the Borrower with respect to this Agreement and the Loan Documents, whether for principal, interest, or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. Section 362(a), and the Operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C.
Section 506(b) and Section 506(b)), and

                          (b)  indemnifies and holds harmless each Bank and
each holder of a Note for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by such Bank or such holder, as the case may be, in enforcing any rights under this guaranty.

                 This is an agreement of suretyship as well as of guaranty, is a guarantee of payment and performance and not merely of collectibility, and is in no way conditioned upon any attempt to collect from or proceed against the Borrower or upon any other event or circumstance. The obligations of MC are direct and primary, are independent of the Borrower's obligations and a separate action or proceeding may be brought regardless of whether an action or proceeding is brought against the Borrower. The obligations of MC are absolute, unconditional and irrevocable, irrespective of (i) any increase or decrease or change in the amount borrowed by the Borrower (whether or not contemplated by the Loan Documents), but not in excess of the Bid Loan Aggregate Limit of $20,000,000 (provided that if the Bid Loan Aggregate Limit of $20,000,000 were to be exceeded, MC Guaranty shall still remain in effect for $20,000,000 of principal of Bid Loans and interest and charges thereon), (ii) any failure to assert any breach, failure of a condition or default under the Loan Documents, (iii) any defense, set-off or counterclaim of the Borrower (excluding only the defense of full, strict and indefeasible payment and performance), and (iv) the effect of any stay or injunction resulting from the pendency of any bankruptcy, insolvency or similar proceeding involving the Borrower. MC waives all notices, disclosures and demand of any nature which might otherwise be required including, without limitation, any notice of nonpayment, nonperformance, dishonor or protest under any Loan Document, any right to a marshalling of assets, any benefit of any statute of limitations, any requirement to mitigate damages resulting from a default any right pertaining to election of remedies.

                 IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

ATTEST:                      ARISTECH CHEMICAL
CORPORATION

/s/ D.F. Tuthill             By: /s/William D. Walston
                                 ------------------------
                                  William D. Walston
[Seal]                            Title: Treasurer

                             Address for Notices:

                             600 Grant Street, Room 910
                             Pittsburgh, PA  15219-2704

                             Telecopier No. (412) 433-7939
                             Attention:  M. P. DiClemente
                             Telephone No. (412) 433-7677


                             MITSUBISHI CORPORATION

                             By: /s/ Shinji Kajiwara
                                 ------------------------
                                 Mr. Shinji Kajiwara
                                 Title:  General Manager
                                         International Finance
                                         Department

                             Address for Notices:

                             6-3, Marunouchi 2 - Chome,
                             Chiyoda-KU
                             Tokyo 100-86, Japan

                             Telecopier No. 011-813-3210-2518
                             Attention:  Mr. Masanori Ito
                             Telephone No. 011-813-3210-2941

                             PNC BANK, NATIONAL ASSOCIATION

                             By: /s/ Peter M. Hilton
                                 ------------------------
                             Title:  Vice President

                             Address for Notices:

                             One PNC Plaza
                             Pittsburgh, PA  15265

                             Telecopier No. (412) 762-6484
                             Attention:  Peter M. Hilton
                             Telephone No. (412) 762-8417

                             THE CHASE MANHATTAN BANK, N.A.

                             By: /s/ Peter Dedousis
                                 ------------------------
                             Title:  Managing Director

                             Address for Notices:

                             The Chase Manhattan Bank
                             (National Association)
                             1 Chase Manhattan Plaza
                             New York, NY  10081

                             Telecopier No. (212) 552-1477
                             Attention:  Loretta Fava
                             Telephone No. (212) 552-7529

The Chase Manhattan Bank, N.A.
1 Chase Manhattan Plaza
New York, New York  10081

CHASE
                                                                January 23, 1995

Aristech Chemical Corporation
600 Grant Street, Room 910
Pittsburgh, Pennsylvania  15219-2704

Mitsubishi Corporation
3-1, Marunouchi 2 - Chome,
Chiyoda-KU
Tokyo 100-86, Japan

Dear Ladies and Gentlemen:

         Reference is hereby made to the Discretionary Credit Agreement (the "Credit Agreement") among Aristech Chemical Corporation, Mitsubishi Corporation, The Chase Manhattan Bank, N.A. ("Chase") and PNC, N.A. All terms defined in the Credit Agreement shall be used herein as defined in the Credit Agreement unless otherwise defined herein or the context otherwise requires.

         For valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the Borrower, MC and Chase hereby agree with respect to each Bid Loan made by Chase to the Borrower, that, in addition to the dates interest is payable thereon pursuant to Section 3.02 of the credit Agreement, interest also shall be due and payable thereon on the same date principal of such Bid Loan is due and payable.

         This letter agreement shall be effective when counterparts of this letter amendment shall have been executed by the Borrower, MC and Chase.

         Except as specifically amended hereby, all the provisions of the Credit Agreement with respect to each Bid Loan made by Chase to the Borrower shall remain unamended and in full force and effect.

                                        THE CHASE MANHATTAN BANK, N.A.

                                                   By /s/ Peter Dedousis
                                                      ------------------------
                                                      Name: Peter Dedousis
                                                      Title: Managing Director

Agreed and Accepted:

ARISTECH CHEMICAL CORPORATION


By /s/ W. D. Walston
   ------------------------
   Name:  W. D. Walston
   Title: Treasurer


MITSUBISHI CORPORATION

By
   ------------------------
   Name:
   Title:

               FIRST AMENDMENT TO DISCRETIONARY CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO DISCRETIONARY CREDIT AGREEMENT is dated as of December 20, 1995 (the "Amendment") and is made by and among ARISTECH CHEMICAL CORPORATION, a Delaware corporation (the "Borrower"), MITSUBISHI CORPORATION, a Japanese corporation ("MC") and THE CHASE MANHATTAN BANK, N.A. and PNC BANK, NATIONAL ASSOCIATION (collectively, the "Banks" and individually a "Bank").

                                  WITNESSETH:

         WHEREAS, the Borrower, MC and the Banks are parties to that certain Discretionary Credit Agreement dated as of January 4, 1995 (as the same has been amended, the "Credit Agreement");

         WHEREAS, the parties hereto desire to amend the Expiration Date under the Credit Agreement; and

         WHEREAS, defined terms used herein shall have the meanings given to them in the Credit Agreement.

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

         1. Expiration Date. The definition of "Expiration Date" contained in Section 1.01 of the Credit Agreement is hereby amended and restated to read as follow:

                 "Expiration Date shall mean January 3, 1997."

         2. Conditions Precedent. The effectiveness of this amendment is conditioned upon satisfaction of each of the following conditions precedent:

                 (a) Event of a Default; Certificate. The representations and warranties of the Borrower and MC contained in Article IV of the Credit Agreement shall be true and accurate on and as of the date of this Amendment with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Borrower shall have performed and complied with all covenants and conditions herein and in the Credit Agreement; no Event of Default or Potential Default under the Credit Agreement shall have occurred and be continuing or shall exist; Borrower shall have delivered to the Banks a certificate of the Borrower, dated the date hereof and signed by the Chief Executive Officer,

Treasurer, President or Chief Financial Officer of the Borrower to each such effect.

                 (b) Secretary's Certificate. There shall have been delivered to the Banks for the benefit of each Bank a certificate dated the date hereof and signed by the Secretary or an Assistant Secretary of the Borrower, certifying as to (i) all action taken by the Borrower in connection with this Amendment; (ii) the names of the officer or officers authorized to sign this Amendment and the true signatures of such officer or officers.

                 (c) Opinions. There shall be delivered to the Banks for the benefit of each Bank a written opinion of the General Counsel for the Borrower in the form of Exhibit 2(c)(1) hereto and Mr. Masatoshi Ide, counsel for MC in the form of Exhibit 2(c)(2), each dated the date hereof;

                 (d) Reimbursement of Expenses. The Borrower shall have paid or cause to be paid to the Banks for itself and for the account of the Banks to the extent not previously paid all costs and expenses for which the Banks are entitled to be reimbursed.

         3. Addresses for Notices. The Address for notices to The Chase Manhattan Bank, N.A. is hereby amended to read as set forth on Schedule 3 hereto.

         4. Full Force and Effect. The Credit Agreement and each of the other Loan Documents remain in full force and effect on and after the date of this Amendment. The parties hereto do not amend or waive any provisions of the Credit Agreement or the other Loan Documents except as expressly set forth herein.

         IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

ATTEST:                                    ARISTECH CHEMICAL CORPORATION

/s/ Mark K. McNally                        By: /s/ William D. Walston
---------------------------                    -------------------------
    Mark K. McNally,                               William D. Walston,
    Secretary                                      Treasurer

[SEAL]
                                           MITSUBISHI CORPORATION


                                           By: /s/ Mr. Hirotaka Shimoyoshi
                                               ---------------------------
                                                   Mr. Hirotaka Shimoyoshi,
                                                   General Manager,
                                                   International Finance
                                                   Department

                                             PNC BANK, NATIONAL ASSOCIATION


                                             By: /s/ Peter M. Hilton
                                                 --------------------------
                                             Title:  Vice President


                                             THE CHASE MANHATTAN BANK, N.A.

                                             By: /s/ Peter Dedousis
                                                 --------------------------
                                             Title:  Managing Director